UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2024, SeaStar Medical Holding Corporation (the “Company”) provided notice to the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) regarding the Company's possible violation of Nasdaq Listing Rule 5635(d)(2). The notification to Nasdaq related to the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) upon conversion of convertible notes and upon exercise of warrants issued to an institutional investor (the “Investor”) that may have required additional shareholder approval prior to the issuance of such securities.

The issuance of the convertible notes in aggregate amount of $9.8 million in four tranches and the warrants equal to 25% of the conversion amount of the notes pursuant to a Securities Purchase Agreement entered into on March 15, 2023, with the Investor (the “Securities Purchase Agreement”) was approved at the Company’s 2023 Annual Meeting of Stockholders held on June 28, 2023. On August 7, 2023, after completing the initial two tranches for $5.4 million in convertible notes, the Company and the Investor entered into a First Amendment to the Securities Purchase Agreement, pursuant to which the Investor agreed to purchase an aggregate of $2.2 million of additional convertible notes in four closings at a conversion price of $0.20. In addition, on August 7, 2023, the Company and the Investor also agreed to issue 4,765,620 (190,624 post reverse stock split) additional warrants at an exercise price of $0.20 ($5.00 post reverse stock split) (the “Additional Warrants”) and provided that the conversion price of the remaining convertible notes outstanding from the first two tranches be reset to $0.20 ($5.00 post reverse stock split). On December 11, 2023, the Company and the Investor entered into a Second Amendment to the Securities Purchase Agreement pursuant to which the Investor agreed to purchase an aggregate of $2.2 million of additional convertible notes. 1,055,416 Additional Warrants (42,216 post reverse stock split) were issued in connection with the Second Amendment.

The Company believed at the time of these issuance and adjustments that the entire transaction had been approved by shareholders. The Company is requesting that Nasdaq determine whether the issuance of and adjustment to the conversion price of certain of the convertible notes to $0.20, which was less than the floor price agreed to in the initial Securities Purchase Agreement, and the issuance of the Additional Warrants violated Nasdaq Listing Rule 5635(d)(2).

The notification to Nasdaq was made in accordance with Nasdaq Listing Rule 5625. Pursuant to the notice, the Company committed to fully comply with all Nasdaq shareholder approval requirements, to involve certain advisers and to notify Nasdaq prior to the issuance of any securities for one year following the date of notice. This report shall not constitute an admission that the potential inadvertent noncompliance reported herein is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	July 5, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer